EXHIBIT 4.3

               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION


     John C. Plunkett, Rand L. Gray and Robert F. Guthrie, being all of the members of the Board of Directors of Aqua Clara Bottling & Distribution, Inc., a Colorado corporation (hereinafter referred to as the "Corporation") and John C. Plunkett and Robert F. Guthrie being the President and Secretary, respectively, of the Corporation do hereby certify that, pursuant to the Articles of Incorporation, as amended, and Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors of the Corporation adopted the following resolutions on December 14, 1998:


     1. Cancellation of Series B Convertible Preferred Stock. There is hereby
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cancelled the series of preferred stock consisting of 4,500,000 shares authorized by Amendment filed September 18, 1998, and 49,500,000 shares authorized by Amendment filed November 11, 1998, and designated as the Series B Convertible Preferred Stock.

     2. Issuance 4,500,000 shares of the Series B Convertible Preferred Stock
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was issued to John S. McAvoy on October 12, 1998, in conversion of 45,000 shares of Aqua Clara common stock.

     3. Reconversion - Without admitting that the conversion of the 45,000
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shares of Aqua Clara common stock to 4,500,000 shares of Series B Convertible
Preferred Stock was proper, all 4,500,000 shares of Series B Convertible Preferred Stock is hereby reconverted to 45,000 shares of Aqua Clara common stock.

     4. Cancellation - Without admitting that the issuance of the 4,500,000
        ------------
shares or the 49,500,000 shares of Series B Convertible Preferred Stock was proper, the Series B Convertible Preferred Class is cancelled by a unanimous vote of all of the directors of the corporation at a duly noticed meeting of the Board of Directors held on December 14, 1998 where all of the Directors were in attendance.


     IN WITNESS WHEREOF, the corporation has caused this amendment to be duly executed by its President and attested to by its Secretary this 15th day of December, 1998.


                                              /s/    John C. Plunkett
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                                              JOHN C. PLUNKETT, PRESIDENT


                                              /s/    Robert F. Guthrie
                                              ----------------------------------
                                              ROBERT F. GUTHRIE, SECRETARY












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